Exhibit 10.1

Number of Shares: [*]	Date of Grant: [Date]

OPTION TO PURCHASE SHARES
OF COMMON STOCK

THIS CERTIFIES THAT, for value received, [NAME], or his assignee, if any, (collectively, the "Holder") is entitled to purchase from The Coretec Group, Inc., an Oklahoma corporation (the "Company"),[ amount in words] ([*]) shares of the fully paid and nonassessable, restricted Rule 144 common stock (as adjusted from time to time pursuant to the provisions of this Option) (the "Shares") of the Company on the following terms and conditions and for the price set forth in this Option during the period commencing on the "Date of Grant", as shown above, and continuing for the Option Period, as defined herein.

The stock purchase right represented by this Option may be exercised by Holder from time to time, in part or in whole, and only during the period between the Date of Grant of this Option and five (5) years thereafter (the "Option Period"). The price to be paid for the Shares to be purchased under this Option shall be $[*] per share (the "Option Exercise Price").

Vesting of these options shall occur immediately.

This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information as is set forth on the form of the "Notice of Exercise" attached hereto as Exhibit A, (b) a check or other immediately available funds, if applicable, in the amount of the Option Exercise Price of the Shares covered by the notice, and (c) the written investment representation as provided for herein.

Holder represents to the Company that Holder has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information. Holder further represents that the Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM,

and such other legend or legends as the Company and its counsel deem necessary or appropriate.

The Coretec Group, Inc.
333 Jackson Plaza, STE 1200
Ann Arbor, MI 48103

Within twenty days of the delivery to the Company of a Notice of Exercise of Option, the Company shall deliver to Holder the certificate representing the Shares to which the Notice of exercise relates, free from all liens and charges, and duly endorsed to Holder. The Shares issued upon the exercise of this Option will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable.

If the Company at any time while this Option remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the number of shares covered by this Option shall be proportionately decreased or increased in the case of a split, subdivision or combination, effective at the close of business on the date the split, subdivision or combination becomes effective.

In the event of a Change in Control, notwithstanding any provision of this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Holder the ability to participate in the Change in Control with respect to the shares of Common Stock received. In addition, The Board of Directors may, in its discretion and upon at least ten (10) days’ advance notice to the Holder, cancel the Option and pay to the Holder the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Board of Directors may cancel the Option without the payment of consideration therefor.

The rights applicable to the Shares purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant. The Company shall promptly provide Holder with any restatement, amendment, modification or waiver of the Certificate of Incorporation promptly after the same has been made.

No holder of this Option, by virtue of this Option alone, shall be entitled to vote or receive dividends or be deemed the holder of the Shares for any purpose, nor shall any provision contained herein be construed to confer upon the holder of this Option, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option shall have been exercised as provided herein and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Each party shall bear its respective tax consequences of the grant or exercise of this Option.

This Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Any notice, request, communication or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or sent by certified or registered mail, postage prepaid, to Holder at the address on the records of the Company on the date of same or to the Company at 333 Jackson Plaza; Suite 1200, Ann Arbor, MI 48103.

This Option shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma without regard to its conflicts of law principles. Holder and the Company submit to the exclusive jurisdiction of the federal and state courts sitting in Tulsa, Oklahoma, for any action relating to this Option.

In case any one or more of the covenants and agreements contained in this Option shall have been breached, Holder (in the case of a breach by the Company), or the Company (in the case of a breach by Holder), may proceed to protect and enforce its rights by suit in equity and by action at law, including, but not limited to, an action for damages as a result of any such breach and an action for specific performance of any such covenant or agreement contained in this Option. In the event an action or proceeding is brought to enforce any provision of this Option, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs from the other party.

The Coretec Group, Inc.
333 Jackson Plaza, STE 1200
Ann Arbor, MI 48103

This Option constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter. There are no third-party beneficiaries of this Option.

IN WITNESS WHEREOF, the undersigned caused this Option to be executed as of the date first indicated above.

COMPANY:
THE CORTEC GROUP, INC.

By:
Name:	Michael A. Kraft
Title:	Chief Executive Officer

HOLDER:

[NAME]:

The Coretec Group, Inc.
333 Jackson Plaza, STE 1200
Ann Arbor, MI 48103

Exhibit A

NOTICE OF EXERCISE

The Coretec Group, Inc.

Re: Stock Option

1)               Notice is hereby given pursuant to my Stock Option issued on [DATE], that I elect to exercise my stock option grant by either:

[  ] purchasing the number of shares set forth below at the exercise price set forth in my Option with delivery of a check in the amount of the aggregate price of the shares being purchased.

[  ] by way of a cashless exercise, utilizing the standard formula of “X = Y * (A-B) / A” ; where Y = the options to be converted, A = the current price, B = the exercise price, X = the net value to the Holder)

Stock Option Agreement dated: [DATE]

Number of shares being purchased:

Exercise Price: $[*]/share

Amount of check or funds included, if applicable

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for the periods prescribed by the laws of the United States and of any applicable State.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

I agree to provide to the Company such additional documents or information as may be required by the Company in connection with this exercise of my Option.

By:
(signature)

Name:

Date:

The Coretec Group, Inc.
333 Jackson Plaza, STE 1200
Ann Arbor, MI 48103

4